As filed with the Securities and Exchange Commission on August 15, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Construction Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-0758017
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

290 Healthwest Drive, Suite 2

Dothan, Alabama 36303

(334) 673-9763

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Fred J. Smith, III

President and Chief Executive Officer

Construction Partners, Inc.

290 Healthwest Drive, Suite 2

Dothan, Alabama 36303

(334) 673-9763

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

Greg R. Samuel

Rosebud Nau

Haynes and Boone, LLP

2801 N. Harwood Street, Suite 2300

Dallas, Texas 75201

(214) 651-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Construction Partners, Inc.

Class A Common Stock

Preferred Stock

Debt Securities

The securities identified above may be offered and sold from time to time by us in one or more offerings. In addition, selling stockholders may offer and sell shares of our Class A common stock, par value $0.001 per share (the “Class A common stock”), from time to time in one or more offerings on terms described in a prospectus supplement. We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.

We or any of the selling stockholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If we or any of the selling stockholders offer and sell these securities to or through underwriters, dealers or agents, their names and other applicable details will be included in a prospectus supplement.

This prospectus provides a general description of the securities that we or any of the selling stockholders may offer. To the extent required by applicable law, each time securities are offered, we will provide this prospectus and a prospectus supplement containing more specific information about the specific offering, and, if applicable, the selling stockholders. A prospectus supplement may also add, update or change information contained in this prospectus.

We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our securities. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements.

Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “ROAD.” As of August 14, 2025, the closing price of our Class A common stock was $112.62.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 5 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved the securities described herein or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 15, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Using this process, we may offer, from time to time, any combination of the securities described in this prospectus in one or more offerings, and any selling stockholders to be named in a prospectus supplement may, from time to time, offer shares of Class A common stock in one or more offerings. This prospectus provides you with a summary description of the securities we or any of the selling stockholders may offer. Each time we or any of the selling stockholders use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement also may add to, update or change the information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read this prospectus, the prospectus supplement and any pricing supplement, including any applicable “Risk Factors” section, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

You should rely only on the information contained in, or incorporated by reference into, this prospectus, the prospectus supplement and any pricing supplement. Neither we nor any selling stockholder have authorized any person to provide information other than that provided in this prospectus, the prospectus supplement or any pricing supplement. Neither we nor any selling stockholder have authorized anyone to provide you with different information. Neither we nor any selling stockholder is making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

When used in this prospectus, any prospectus supplement or any pricing supplement, the terms “CPI,” the “Company,” “we,” “our” and “us” refer to Construction Partners, Inc. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements that involve risks and uncertainties, such as statements related to future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek,” “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “will,” “project,” “predict,” “potential,” “targeting,” “intend,” “could,” “might,” “should,” “believe” and similar expressions or their negative. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on management’s belief, based on currently available information, as to the outcome and timing of future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those expressed in such forward-looking statements. When evaluating forward-looking statements, you should consider the risk factors and other cautionary statements described under the heading “Risk Factors” in this prospectus and any applicable prospectus supplement and in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC that are incorporated by reference herein and elsewhere in this prospectus or any applicable prospectus supplement. We believe that the expectations reflected in the forward-looking statements contained in this prospectus are reasonable, but these expectations may prove to be incorrect.

Important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements include, but are not limited to:

•	declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies;

•	risks related to our operating strategy;

•	competition for projects in our local markets;

•	risks associated with our capital-intensive business;

•

government inquiries, requirements and initiatives, including those related to funding for public infrastructure construction, land use, environmental, health and safety matters, and government contracting requirements and other laws and regulations;

•	unfavorable economic conditions and restrictive financing markets;

•	our ability to successfully identify, manage and integrate acquisitions;

•	our ability to obtain sufficient bonding capacity to undertake certain projects;

•	our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us;

•	the cancellation of a significant number of contracts or our disqualification from bidding for new contracts;

•	risks related to adverse weather conditions;

•	climate change and related laws and regulations;

•	our substantial indebtedness, costs associated therewith and the restrictions imposed on us by the terms thereof;

•	our ability to manage our supply chain in a manner that ensures that we are able to obtain adequate raw materials, equipment and essential supplies;

•	failure to implement growth strategies in a timely manner;

•	our ability to retain key personnel and maintain satisfactory labor relations, and to manage or mitigate any labor shortages, turnover and labor cost increases;

•	the impact of inflation on costs of labor, raw materials and other items that are critical to our business, including fuel, concrete and steel;

•	unfavorable developments affecting the banking and financial services industry;

•	property damage and other claims and insurance coverage issues;

•	the outcome of litigation or disputes, including employment-related, workers’ compensation and breach of contract claims;

•	risks related to our information technology systems and infrastructure, including cybersecurity incidents;

•	our ability to maintain effective internal control over financial reporting; and

•	other events outside of our control.

These factors are not necessarily all of the important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements. Other unknown or unpredictable factors could also cause actual results or events to differ materially from those expressed in the forward-looking statements. All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement. Forward-looking statements contained in this prospectus or any applicable prospectus supplement or included in a document incorporated by reference herein or therein speak only as of the date hereof or thereof, respectively. We undertake no obligation to update or revise any forward-looking statements after the date on which any such statement is made, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT CONSTRUCTION PARTNERS, INC.

We are a civil infrastructure company that specializes in the construction and maintenance of roadways across Alabama, Florida, Georgia, North Carolina, Oklahoma, South Carolina, Tennessee and Texas. Through our wholly owned subsidiaries, we provide a variety of products and services to both public and private infrastructure projects, with an emphasis on highways, roads, bridges, airports and commercial and residential developments. Consistent with our vertical integration strategy, our primary operations consist of (i) manufacturing and distributing hot mix asphalt (“HMA”) for both internal use and sales to third parties in connection with construction projects, (ii) paving activities, including the construction of roadway base layers and application of asphalt pavement, (iii) site development, including the installation of utility and drainage systems, (iv) mining aggregates, such as sand, gravel and construction stone, that are used as raw materials in the production of HMA and for sales to third parties, and (v) distributing liquid asphalt cement for both internal use and sales to third parties in connection with HMA production.

Our Class A common stock is listed on The Nasdaq Global Select Market under the ticker symbol “ROAD.” Our principal executive offices are located at 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303, and our telephone number at that address is (334) 673-9763. Our website address is www.constructionpartners.net. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus. You may review filings that we make with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports electronically filed or furnished pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on the SEC’s website at www.sec.gov.

RISK FACTORS

An investment in our securities involves risks. Investors should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other documents incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in the applicable prospectus supplement.

Any of these risks and uncertainties could materially and adversely affect our business, results of operations and financial condition. The trading price of our securities could decline due to the occurrence of any of these risks and uncertainties, and investors could lose all or part of their investment. In assessing these risks and uncertainties, investors should also refer to the information contained or incorporated by reference in our other filings with the SEC.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds of the securities offered by this prospectus for general corporate purposes, which may include an increase in working capital, the repayment or refinancing of outstanding indebtedness, the acquisition of assets or businesses and repurchases of securities. Net proceeds may be temporarily invested prior to use. We will not receive any proceeds from the sale of Class A common stock by any selling stockholder.

PLAN OF DISTRIBUTION

We and/or the selling stockholders may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time in one or more transactions, including, without limitation:

•	directly to one or more purchasers;

•	through agents;

•	in “at the market offerings” to or through a market maker or into an existing trading market, securities exchange or otherwise;

•	to or through underwriters, brokers or dealers; or

•	through a combination of these methods or any other method permitted by applicable law.

The manner in which we and/or the selling stockholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	privately negotiated transactions; or

•	any other method permitted pursuant to applicable law.

In addition, we and/or the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or other offering materials, as the case may be. If so, the third party may use securities borrowed from us and/or the selling stockholders or others to settle such sales and may use securities received from us and/or the selling stockholders to close out any related short positions. We and/or the selling stockholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or other offering materials, as the case may be.

A prospectus supplement with respect to each class and/or series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering;

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us and/or the selling stockholders from the sale;

•	any delayed delivery arrangements;

•	any initial public offering price;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the selling stockholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•

at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale, including in “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”);

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and/or the selling stockholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices, which may vary and will be determined at the time of the sale. We and/or the selling stockholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be identified in the applicable prospectus supplement or other offering materials, as the case may be.

Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and/or the selling stockholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We and/or the selling stockholders may designate agents to sell the offered securities. Unless the applicable prospectus supplement states otherwise, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We and/or the selling stockholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us and/or the selling stockholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or other offering materials, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and/or the selling stockholders and its compensation.

In connection with offerings made through underwriters or agents, we and/or the selling stockholders may enter into agreements with such underwriters or agents pursuant to which we and/or the selling stockholders receive our and/or their outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us and/or the selling stockholders under these arrangements to close out any related open borrowings of securities.

Dealers

We and/or the selling stockholders may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us and/or the selling stockholders at the time of resale.

Direct Sales

We and/or the selling stockholders may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We and/or the selling stockholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We and/or the selling stockholders will enter into such delayed contracts only with institutional purchasers that we and/or the selling stockholders approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We and/or the selling stockholders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us and/or the selling stockholders in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our Class A common stock, which is listed on The Nasdaq Global Select Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us and/or the selling stockholders that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, an active trading market may not develop for the offered securities. We have no current plans for listing the preferred stock or debt securities on any securities exchange or quotation system; any such listing with respect to any particular securities will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of these transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our capital stock. It does not purport to be complete and is subject to and qualified in its entirety by our Amended and Restated Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”), our Amended and Restated Bylaws (as amended from time to time, the “Bylaws”) and the Delaware General Corporation Law, as amended (“DGCL”). The Certificate of Incorporation and Bylaws are filed as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference herein.

Authorized Capital Stock

Under our Certificate of Incorporation, our authorized capital stock consists of:

•	400,000,000 shares of Class A common stock;

•	100,000,000 shares of Class B common stock, $0.001 par value (“Class B common stock”); and

•	10,000,000 shares of undesignated preferred stock, par value $0.001 per share.

As of June 30, 2025, we had 47,552,810 shares of Class A common stock outstanding, 8,538,165 shares of Class B common stock outstanding and no shares of undesignated preferred stock issued or outstanding. As of June 30, 2025, we had reserved 901,350 additional shares of Class A common stock and 1,891,000 shares of Class B common stock for issuance under our various stock and compensation incentive plans. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Class A Common Stock

Dividend Rights

The holders of Class A common stock are entitled to receive dividends at the same rate if, as and when declared by our board of directors, out of our legally available assets, in cash, property, shares of our common stock or other securities, after the payment of dividends required to be paid on our outstanding preferred stock, if any.

Voting Rights

The holders of Class A common stock are entitled to one vote per share. The holders of Class B common stock are entitled to 10 votes per share. The holders of Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of stockholders, including the election of directors, unless otherwise required by applicable law, the Certificate of Incorporation or the Bylaws. The holders of Class A common stock do not have cumulative voting rights in the election of directors.

Liquidation Rights

Upon our liquidation, dissolution or winding up or upon a sale or disposition of all or substantially all of our assets, the assets legally available for distribution to our stockholders will be distributable ratably among the holders of Class A common stock and Class B common stock treated as a single class, subject to the prior satisfaction of all outstanding debts and other liabilities and the preferential rights and liquidation preferences to be paid on our outstanding preferred stock, if any.

Modification of Rights

The Certificate of Incorporation provides that we will not amend, alter, repeal or waive certain provisions of the Certificate of Incorporation, or adopt any provision inconsistent therewith or effect any reclassification of the shares of Class A common stock, unless such action is first approved by the affirmative vote or written consent of the holders of a majority of the then-outstanding shares of Class B common stock, voting as a separate class, and, to the fullest extent permitted by law, the holders of Class A common stock will have no right to vote thereon. However, this provision is subject to any other vote required by applicable law, and under Section 242(b)(2) of the DGCL, holders of Class A common stock would be entitled to vote as a class upon a proposed action, whether or not entitled to vote by the Certificate of Incorporation, if such action would increase or decrease the par value of Class A common stock, or alter or change the powers, preferences or special rights thereof so as to affect them adversely.

Other Matters

The holders of Class A common stock have no sinking fund or redemption provisions, or conversion or preemptive rights. All outstanding shares of Class A common stock are validly issued, fully paid and non-assessable. Class A common stock is not convertible into any other shares of our capital stock.

Exchange Listing

The Class A common stock is listed on The Nasdaq Stock Market LLC under the symbol “ROAD.”

Preferred Stock

Our Certificate of Incorporation authorizes our board of directors to establish one or more series of preferred stock. Unless required by law or by any rules adopted by The Nasdaq Stock Market LLC, these authorized shares of preferred stock will be available for issuance without further action by our stockholders. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of such series, including:

•	the number of shares constituting such series and the distinctive designation thereof;

•

the dividend rate(s) on the shares of such series, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether dividends shall be cumulative, and, if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of such series;

•	whether such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms thereof;

•

whether such series shall have conversion privileges, and, if so, the terms and conditions thereof, including provision for adjustment of the conversion rate in such events as our board of directors shall determine;

•

whether or not the shares of such series shall be redeemable, and, if so, the terms and conditions thereof, including the date(s) upon or after which they shall be redeemable, and the amount per share payable in the event of redemption, which amount may vary under different conditions and at different redemption dates;

•	whether such series shall have a sinking fund for the redemption or purchase of shares of such series, and, if so, the terms and amount thereof;

•

the rights of the shares of such series in the event of our voluntary or involuntary liquidation, distribution of assets, dissolution or winding up, and the relative rights of priority, if any, of payment of shares of such series; and

•	any other relative rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of such series.

We could issue a series of preferred stock that, depending on its terms, may impede or discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which they might receive a premium over the market price for their shares of Class A common stock.

Additionally, the issuance of preferred stock may adversely affect the holders of Class A common stock by restricting dividends on Class A common stock, diluting the voting power of Class A common stock or subordinating the liquidation rights of Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A common stock.

Certain Provisions of the Certificate of Incorporation and Bylaws

The Certificate of Incorporation and Bylaws of the Company contain certain provisions that may delay, defer or prevent a change in control of the Company.

Dual Class Structure

The Certificate of Incorporation provides for a dual class structure, under which each share of our Class A common stock has one vote per share and each share of our Class B common stock has 10 votes per share.

Authorized but Unissued Capital Stock

The Certificate of Incorporation authorizes shares of Class A common stock, Class B common stock and preferred stock that are unissued and unreserved.

Classified Board

The Certificate of Incorporation and Bylaws classify the board of directors into three classes of directors as nearly equal in number as possible, each of which will serve for three years, with one class of directors being elected each year.

Removal of Directors; Vacancies

The Certificate of Incorporation provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all then-outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, that once no shares of our Class B common stock remain outstanding, directors may only be removed for cause, and then only by the affirmative vote of holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock entitled to vote thereon, voting together as a single class. In addition, the Certificate of Incorporation provides that, subject to the rights granted to one or more series of preferred stock then outstanding, if any, any vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director or by the stockholders; provided, however, that once no shares of our Class B common stock remain outstanding, any newly created directorship on our board of directors that results from an increase in the number of directors and any vacancy occurring on our board of directors may only be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director and not by stockholders.

Special Meetings

The Certificate of Incorporation and Bylaws provide that special meetings of our stockholders may be called only by the chairman of the board of directors, Chief Executive Officer, the board of directors or at the request of the holders of 25% of the Class B common stock. The Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.

Advance Notice Requirement

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings that may have the effect of precluding the conduct of certain business at a meeting if such rules and regulations are not followed.

Business Combinations

The Certificate of Incorporation contains provides that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that such stockholder became an interested stockholder, unless:

•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in such stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, such stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to such time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of our outstanding voting stock that is not owned by such stockholder.

No Cumulative Voting

The Certificate of Incorporation does not authorize cumulative voting.

Limitation of Liability of Directors and Officers

The Certificate of Incorporation generally provides that, to the fullest extent permitted by the DGCL, no director or officer shall be liable to the Company or its stockholders for monetary damages for breach of certain fiduciary duties as a director or officer. This provision does not eliminate or limit the liability of:

•	a director or officer for breaches of a director or officer’s duty of loyalty;

•	a director or officer for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	a director under Section 174 of the DGCL (unlawful dividends);

•	a director or officer for any transaction from which a director or officer derives an improper personal benefit; and

•	an officer in any action by or in the right of the Company.

The effect of this provision is to restrict the rights of the Company and its stockholders to recover monetary damages against a director or officer for breach of certain fiduciary duties as a director or officer.

Supermajority Voting

The Certificate of Incorporation and the Bylaws provide that our board of directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Bylaws without a stockholder vote in any matter. For as long as shares of our Class B common stock remain outstanding, any alteration, amendment, change, addition, rescission or repeal of the Bylaws by our stockholders requires the affirmative vote of a majority in voting power of the outstanding shares of our stock present in person or represented by proxy and entitled to vote on such alteration, amendment, change, addition, rescission or repeal. Once no shares of our Class B common stock remain outstanding, any alteration, amendment, change, addition, rescission or repeal of the Bylaws by our stockholders requires the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of our stock entitled to vote thereon, voting together as a single class.

The Certificate of Incorporation provides that once no shares of our Class B common stock remain outstanding, certain provisions of the Certificate of Incorporation may be altered, amended, changed, added to, rescinded or repealed only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of our stock entitled to vote thereon, voting together as a single class.

Exclusive Forum Clause

Our Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for any: (i) derivative action or proceeding brought on behalf of our Company; (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of our Company to our Company or our stockholders; (iii) action asserting a claim against our Company or any director or officer of our Company arising pursuant to any provision of the DGCL; or (iv) action asserting a claim governed by the internal affairs doctrine, in each such case subject to such court having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our Certificate of Incorporation.

The Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any claims under the Securities Act.

DESCRIPTION OF DEBT SECURITIES

We do not currently have any outstanding debt securities and, therefore, we are not a party to an indenture governing any debt securities that we may issue. Any debt securities that we offer in the future using this prospectus will be issued in accordance with an indenture, and possibly one or more supplements to an indenture, meeting the requirements of the Trust Indenture Act of 1939, as amended.

As used in this section, the words “we,” “us” and “our” refer to Construction Partners, Inc., and not to any of its subsidiaries or affiliates.

General

The debt securities will be direct, unsecured obligations of our company and may be either senior debt securities or subordinated debt securities. We may issue debt securities in one or more issuances or series. An indenture, or a supplemental indenture, will set forth specific terms of each issue or series of debt securities. There will be prospectus supplements relating to particular issues or series of debt securities. Each prospectus supplement will describe:

•	the title of the debt securities and whether the debt securities are senior or subordinated debt securities;

•	the total principal amount of the debt securities we are offering by that prospectus supplement;

•	the date or dates on which principal of the debt securities will be payable and the amount of principal that will be payable;

•

the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

•	the currency in which principal and interest, and any premium, will be payable;

•

the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

•	any provisions regarding our right or obligation to prepay or redeem debt securities or the right of holders to require us to prepay or offer to repurchase debt securities;

•	the right, if any, of holders of the debt securities to convert them into shares of Class A common stock, shares of preferred stock or other securities, including any contingent conversion provisions;

•	any provisions requiring or permitting us to make payments to a sinking fund that will be used to redeem debt securities or a purchase fund that will be used to purchase debt securities;

•	the percentage of the principal amount of the debt securities that is payable if maturity of the debt securities is accelerated because of a default;

•	any special or modified events of default or covenants with respect to the debt securities; and

•	any other material terms of the debt securities.

If payments with regard to any debt securities are or may be payable in a currency other than U.S. dollars, we will describe in the prospectus supplement by which we offer the debt securities any restrictions on currency conversions and any material tax or other considerations relating to the fact that payments will or may not be made in U.S. dollars.

We may issue debt securities at a discount from, or at a premium to, their stated principal amount. A prospectus supplement may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or a premium.

Form of Debt Securities

We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons.

We may issue debt securities of an issue or a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that issue or series. We may deposit the global certificates with depositaries, and the global certificates may be subject to restrictions upon transfer and may or may not permit exchange for debt securities in individually certificated form.

Events of Default and Remedies

An event of default with respect to each issue or series of debt securities may include:

•	our default in payment of the principal of or premium, if any, on any debt securities of the issue or series beyond any applicable grace period;

•

our default for 30 days, or a different period specified in the indenture or a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of the issue or series;

•

our default for 90 days after notice, or a different period specified in the indenture or a supplemental indenture, which may be no period, in the observance or performance of any covenant set forth in the indenture; and

•	certain events involving our bankruptcy, insolvency or reorganization.

Indentures or supplemental indentures relating to particular issues or series of debt securities may include other events of default.

An indenture or supplemental indenture may provide that the trustee may withhold notice to the holders of any issue or series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any, or in the payment of any sinking fund installment) if the trustee considers it in the interest of the holders to do so.

If an event of default for any issue or series of debt securities occurs and continues, the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of the issue or series may have the right to declare the entire principal of all of the debt securities of that issue or series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a specified percentage of the aggregate principal amount of the debt securities of that issue or series may be able to void the declaration. An indenture or supplemental indenture for any issue or series of debt securities may provide that, upon the occurrence of certain specified events of default, the entire principal of all of the debt securities of that issue or series shall become due and payable immediately.

Other than its duties in case of a default, a trustee will not be obligated to exercise any of its rights or powers under any indenture or supplemental indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnity and security satisfactory to the trustee. If they provide this indemnification and security, the holders of a majority in principal amount outstanding of an issue or series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

A prospectus supplement will describe any additional or different events of default that apply to any issue or series of debt securities and any additional or different rights of security holders if there is an event of default.

Modification of an Indenture

We and the trustee under an indenture may:

•

without the consent of any holders of an issue or series of debt securities, modify the indenture to cure errors, clarify ambiguities, correct or supplement any provision in an indenture that may be inconsistent with any other provision therein or make changes to any provision of an indenture that does not adversely affect the rights or interests of such issues or series of debt securities issued under that indenture;

•

with the consent of the holders of not less than a majority in principal amount of the debt securities that are outstanding under an indenture, modify that indenture or the rights of the holders of the debt securities generally; and

•

with the consent of the holders of not less than a majority in outstanding principal amount of any issue or series of debt securities, modify any supplemental indenture relating solely to that issue or series of debt securities or the rights of the holders of that issue or series of debt securities.

However, we may not:

•

extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or waive a redemption payment with respect to any debt security, without the consent of each holder of debt securities who will be affected (but any right to purchase or repurchase debt securities may be modified with the consent of the holders of not less than a majority in outstanding principal amount of the relevant issue or series of debt securities, unless otherwise provided in the relevant indenture or supplemental indenture, and shall not constitute a redemption); or

•

reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of the issue or series that will be affected.

Governing Law

Each of our indentures, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustee

A banking or financial institution that meets the qualification requirements of the Trust Indenture Act of 1939, as amended, will be the trustee under each indenture. Successor trustees may be appointed in accordance with the terms of the indentures.

SELLING STOCKHOLDERS

Information about selling stockholders, when applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities to be offered by us and/or the selling stockholders will be passed upon for us by Haynes and Boone, LLP, Dallas, Texas. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel specified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Construction Partners, Inc. as of September 30, 2024 and 2023 and for each of the years in the three-year period ended September 30, 2024 and the effectiveness of internal control over financial reporting as of September 30, 2024 incorporated in this Prospectus by reference from the Construction Partners, Inc. Annual Report on Form 10-K for the year ended September 30, 2024 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Asphalt Inc., LLC (doing business as Lone Star Paving) and ACE Aggregates, LLC as of and for the year ended September 30, 2024, have been audited by Armanino LLP, an independent public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements of Asphalt Inc., LLC (doing business as Lone Star Paving) and ACE Aggregates, LLC are incorporated in this prospectus by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.constructionpartners.net. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents that we file with the SEC. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. Any statement contained in a document that is incorporated by reference into this prospectus is automatically updated and superseded if information contained in this prospectus and any prospectus supplement, or information that we later file with the SEC, modifies and replaces this information. We incorporate by reference the following documents that we have filed with the SEC (other than information “furnished” rather than “filed”):

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC on November 25, 2024;

•	our Quarterly Reports on Form 10-Q for the periods ended December 31, 2024, March 31, 2025 and June 30, 2025 filed with the SEC on February 7, 2025, May 9, 2025 and August 7, 2025, respectively;

•

the information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended September  30, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 24, 2025;

•

our Current Reports on Form 8-K, filed with the SEC on October  21, 2024, November  4, 2024, March  21, 2025, May  9, 2025 and July 2, 2025 and our Current Report on Form 8-K/A, filed with the SEC on January 17, 2025; and

•

the description of our Class  A common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K, filed with the SEC on November 25, 2024, including any amendments or reports that we may file in the future for the purpose of updating the description of our Class A common stock.

In addition, all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, for clarity, any information furnished to, but not filed with, the SEC) after the date of this prospectus will be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus (excluding exhibits, unless the exhibits are specifically incorporated). You may request a copy of this prospectus or any of the incorporated documents at no charge to you by calling us at (334) 673-9763 or by writing to us at Construction Partners, Inc., Attention: Corporate Secretary, 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303. Our incorporated reports and other documents may be also accessed at our website, www.constructionpartners.net, or on the SEC’s website, www.sec.gov.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from the information contained in this prospectus. This prospectus speaks only as of its date unless the information specifically indicates that another date applies. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

Construction Partners, Inc.

Class A Common Stock

Preferred Stock

Debt Securities

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth expenses payable by the Company in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$(1)
Printing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Fees and expenses of trustee, depositary and counsel	(2)
Miscellaneous	(2)

Total	$(2)

(1)

In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any registration fee until the time the securities are sold under this registration statement pursuant to a prospectus supplement.

(2)

Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the registrant anticipates it will incur in connection with the offering of securities under this registration statement.

Item 15. Indemnification of Directors and Officers.

Limitation of Liability

Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors and officers to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability:

•	for any breach of a director or officer’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	of a director in respect of certain unlawful dividend payments or stock redemptions or repurchases;

•	for any transaction from which a director or officer derives an improper personal benefit; and

•	of an officer in any action by or in the right of the corporation.

In accordance with Section 102(b)(7) of the DGCL, our Certificate of Incorporation provides that no director or officer shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors or officers, except to the extent such limitation on or exemption from liability is not permitted under the DGCL or any other law of the State of Delaware. The effect of this provision is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director or officer for breach of the fiduciary duty of care as a director or officer, including breaches resulting from negligent or grossly negligent behavior, except as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director or officer’s duty of care.

If the DGCL or any other law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the liability of directors or officers, then, in accordance with our Certificate of Incorporation, the liability of our directors or officers to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL or any other law of the State of Delaware, as so amended. Any repeal or amendment of provisions of our Certificate of Incorporation limiting or eliminating the liability of directors or officers, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors or officers on a retroactive basis.

Indemnification

Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our Certificate of Incorporation provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while serving as our directors or officers, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our Certificate of Incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our Certificate of Incorporation is a contractual right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our Certificate of Incorporation or otherwise.

The rights to indemnification and advancement of expenses are not deemed to be exclusive of any other rights that any person covered by our Certificate of Incorporation may have or hereafter acquire under law, our Certificate of Incorporation, our Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our Certificate of Incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (to the extent permitted by applicable law) be prospective only, except to the extent that such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our Certificate of Incorporation also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our Certificate of Incorporation.

Our Bylaws include provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our Certificate of Incorporation. In addition, our Bylaws provide for a right of an indemnitee to bring a suit in the event that a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our Bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any of our directors, officers, employees or agents or any directors, officers, employees or agents of another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our Bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with future directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are included or incorporated by reference in this registration statement:

Exhibit Number	Description

1.1**	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of Construction Partners, Inc., as amended through February 23, 2023 (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q (File No. 001-38479) filed on August 8, 2023)

3.2	Amended and Restated By-Laws of Construction Partners, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-38479) filed on November 9, 2022)

4.1	Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-224174) filed on April 23, 2018)

4.2**	Certificate of Designation, Rights and Preferences of the Preferred Stock

4.3*	Form of Indenture

Exhibit Number	Description

4.4**	Form of Specimen of Debt Security

4.5**	Form of Specimen of Preferred Stock

5.1*	Opinion of Haynes and Boone, LLP

23.1*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)

23.2*	Consent of RSM US LLP

23.3*	Consent of Armanino LLP

24.1*	Powers of Attorney (included on the signature page of this registration statement)

25.1***	Form T-1 Statement of Eligibility of Trustee for the Indenture

99.1*	Unaudited Pro Forma Condensed Combined Statement of Comprehensive Income of Construction Partners, Inc. and Accompanying Notes Related Thereto for the Nine Months Ended June 30, 2025.

107*	Filing Fee Table

*	Filed herewith.
**

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K or other SEC filing in connection with an offering of securities.

***	To be filed in accordance with Trust Indenture Act Section 305(b)(2).

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under an indenture to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, or the Act, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dothan, State of Alabama, on August 15, 2025.

CONSTRUCTION PARTNERS, INC.

By:	/s/ Fred J. Smith, III
Fred J. Smith, III
President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of Construction Partners, Inc. hereby constitute and appoint Fred J. Smith, III and Gregory A. Hoffman, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and (iv) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Fred J. Smith, III	President, Chief Executive Officer and Director (Principal Executive Officer)	August 15, 2025
Fred J. Smith, III

/s/ Gregory A. Hoffman	Senior Vice President and Chief Financial Officer	August 15, 2025
Gregory A. Hoffman	(Principal Financial Officer and Principal Accounting Officer)

/s/ Ned N. Fleming, III	Executive Chairman of the Board	August 15, 2025
Ned N. Fleming, III

/s/ Charles E. Owens	Vice Chairman of the Board	August 15, 2025
Charles E. Owens

/s/ Craig Jennings	Director	August 15, 2025
Craig Jennings

/s/ Mark R. Matteson	Director	August 15, 2025
Mark R. Matteson

/s/ Michael H. McKay	Director	August 15, 2025
Michael H. McKay

/s/ Stefan L. Shaffer	Director	August 15, 2025
Stefan L. Shaffer

/s/ Noreen E. Skelly	Director	August 15, 2025
Noreen E. Skelly